Exhibit 10.21

SECOND AMENDMENT TO THE

LUTHER BURBANK SAVINGS

AMENDED & RESTATED

SALARY CONTINUATION AGREEMENT

THIS SECOND AMENDMENT is adopted this        day of               , 2017, by and between LUTHER BURBANK SAVINGS, a California corporation, (the “Bank”) and JOHN BIGGS (the “Executive”).

The Bank and the Executive executed the Amended and Restated Salary Continuation Agreement effective as of January 1, 2005 (the “Agreement”).

The Bank and the Executive executed the First Amendment to the Luther Burbank Savings Amended and Restated Salary Continuation Agreement effective as of December 5, 2008 (the “First Amendment”).

The undersigned hereby amend the Agreement for the purpose of adjusting the Normal Retirement Date and amending the amount of the Normal Retirement Benefit.  Therefore, the following changes shall be made:

Section 1.7 of the Agreement shall be deleted in its entirety and replaced by the following:

1.7                               “Compensation” means the total annual Base Salary that would be paid to the Executive during the Plan Year in which Separation from Service occurs minus one hundred thirty five thousand dollars ($135,000).

Section 1.12 of the Agreement shall be deleted in its entirety and replaced by the following:

1.12                        “Normal Retirement Date” means the first day following the Separation from Service by the Executive as an employee of the Bank.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this Second Amendment.

Executive	LUTHER BURBANK SAVINGS

By
JOHN BIGGS	Title